Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement (No. 333-131659) on Amendment No. 5 to Form S-1 of our report dated October 6, 2004, with respect to the financial statements and financial statement schedule of Vonage Holdings Corp. for the year ended December 31, 2003, (prior to the effects of the 2006 reverse stock split), which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ AMPER, POLITZINER & MATTIA P.C.

May 3, 2006
Edison, New Jersey